UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 7, 2016 (April 6, 2016)

EVERSOURCE ENERGY

(Exact name of registrant as specified in its charter)

Massachusetts	001-5324	04-2147929

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

300 Cadwell Drive Springfield, Massachusetts	01104

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (413) 785-5871

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2016, the Board of Trustees (the “Board”) of Eversource Energy (the “Company”) announced the appointment of James J. Judge as the Company’s President and Chief Executive Officer, to be effective immediately following the close of the Annual Meeting of Shareholders to be held May 4, 2016.  It is expected that following the Annual Meeting Mr. Judge will join the Board of Trustees to fill an existing vacancy.   Mr. Judge succeeds Thomas J. May, who will retire as President and Chief Executive Officer, also effective immediately following the close of the Annual Meeting.  Mr. May will remain a Trustee of the Company and will be appointed non-executive Chairman of the Board.

In connection with Mr. Judge’s appointment as the Company’s President and Chief Executive Officer on May 4, 2016, his annual base salary will be increased to $1.2 million and his target award level under the 2016 Annual Incentive Plan will be increased to 115% of base salary.

Mr. Judge has served as Executive Vice President and Chief Financial Officer of Eversource Energy, The Connecticut Light and Power Company, NSTAR Electric Company, NSTAR Gas Company, Public Service Company of New Hampshire, Western Massachusetts Electric Company, Yankee Gas Services Company and Eversource Energy Service Company and as a Director of The Connecticut Light and Power Company, Public Service Company of New Hampshire, Western Massachusetts Electric Company, Yankee Gas Services Company and Eversource Energy Service Company since April 10, 2012 and of NSTAR Electric Company and NSTAR Gas Company since September 27, 1999.  Previously, Mr. Judge served as Senior Vice President and Chief Financial Officer of NSTAR, NSTAR Electric Company and NSTAR Gas Company from 1999 until April 2012.  The information regarding the business experience and background of Mr. Judge is incorporated by reference to the information set forth in the section titled "Executive Officers of the Registrant" of the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2015, as filed with the Securities and Exchange Commission (the "SEC") on February 26, 2016. The information regarding Mr. Judge’s compensation arrangements with the Company is incorporated by reference to the relevant information set forth in the Company’s proxy statement for its 2016 Annual Meeting of Shareholders as filed with the SEC on March 24, 2016. There is no arrangement or understanding between Mr. Judge and any other person pursuant to which he is to be appointed President and Chief Executive Officer. There are no transactions involving Mr. Judge requiring disclosure under Item 404(a) of Regulation S-K of the SEC.

Item 8.01.	Other Events

On April 6, 2016, the Company issued a press release announcing Mr. May’s retirement as President and Chief Executive Officer, Mr. Judge’s appointment as President and Chief Executive Officer and Mr. May’s appointment as non-executive Chairman of the Board, all effective following the close of the 2016 Annual Meeting of Shareholders, which press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of the Company dated April 6, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 7, 2016	EVERSOURCE ENERGY (Registrant)
/S/ GREGORY B. BUTLER
	Name:	Gregory B. Butler
	Title:	Senior Vice President and General Counsel

Exhibit Index

Exhibit
Number	Description

99.1	Press Release of the Company dated April 6, 2016.